EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes Robert E. Lowder, W. Flake Oakley and Sarah H. Moore, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his or her behalf The Colonial BancGroup, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.

Hereby executed by the following persons in the capacities indicated on January 19, 2005, in Montgomery, Alabama.

Name	Title
/S/ ROBERT E. LOWDER Robert E. Lowder	Chairman of the Board of Directors and Chief Executive Officer

/S/ LEWIS E. BEVILLE Lewis E. Beville	Director

/S/ WILLIAM BRITTON William Britton	Director

/S/ JERRY J. CHESSER Jerry J. Chesser	Director

/S/ AUGUSTUS K. CLEMENTS, III Augustus K. Clements, III	Director

/S/ ROBERT S. CRAFT Robert S. Craft	Director

/S/ PATRICK F. DYE Patrick F. Dye	Director

Hubert L. Harris, Jr.	Director

/S/ CLINTON O. HOLDBROOKS Clinton O. Holdbrooks	Director

/S/ HAROLD D. KING Harold D. King	Director

/S/ JOHN ED MATHISON John Ed Mathison	Director

/S/ MILTON E. MCGREGOR Milton E. McGregor	Director

Name	Title

/S/ JOHN C. H. MILLER, JR. John C. H. Miller, Jr.	Director

/S/ JOE D. MUSSAFER Joe D. Mussafer	Director

/S/ WILLIAM E. POWELL, III William E. Powell, III	Director

James W. Rane	Director

/S/ FRANCES E. ROPER Frances E. Roper	Director

/S/ SIMUEL SIPPIAL Simuel Sippial	Director

/S/ EDWARD V. WELCH Edward V. Welch	Director

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